SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549


FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)            May 22, 2003

AMERICA'S SENIOR FINANCIAL SERVICES, INC.
	(Exact name of registrant as specified in its charter)

      Florida                    0-25803              65-0181535
(State or other jurisdiction     (Commission         (IRS Employer
of incorporation)                  File No.)     Identification No.)

10800 Biscayne Blvd., Suite 500, Miami, FL 33161

Registrant's telephone number, including area code     (305) 751-3232

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

Exhibit 99 Press Release dated May 20, 2003.

Item 9.  Regulation FD Disclosure.

On May 20, 2003 the Registrant filed a press release discussing the Company's forecast of results of operations for the quarter which will end June 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               AMERICA'S SENIOR FINANCIAL SERVICES, INC.


By:                            s/Nelson A. Locke

May 22, 2003                   Nelson A. Locke
                               Chairman





Exhibit 99  Press Release dated May 20, 2003.

America's Senior Financial Services, Inc. Announces Revenue and
Earnings Guidance for the Current Quarter Ending June 30th, 2003

Tuesday, May 20, 4:00 pm ET

Revenue Expected to Increase 24% FROM prior Year; Net Income Expected to Improve $725,000 from Prior Year

JUPITER, Fla.--(BUSINESS WIRE)--May 20, 2003-- America's Senior Financial Services, Inc. (OTCBB:AMSE - News) is providing revenue and earnings guidance for its current fiscal quarter ending June 30, 2003. Revenues are forecast to be in the range of $2,350,000 to $2,500,000, compared to $1,900,000 last year. Net income is expected to improve by approximately $725,000 and push the Company into the black for the fourth consecutive quarter, compared to a loss of $712,000 last year.

Nelson A. Locke, AMSE CEO, commented: "As reported in our recent 12/31/02
10K Annual Report and our 3/31/03 10Q Quarterly Report, this guidance is given because we want our shareholders and prospective investors to understand that our performance continues to strengthen and that we continue our dramatic bottom line turn around. We have previously reported profits for the 3rd Quarter 2002, the 4th Quarter 2002, and the 1st Quarter 2003. This should mark our 4th consecutive quarterly profit. All business platforms are being challenged to continue this trend. We believe that our company may be undervalued by the markets and may represent a good investment opportunity. Make your own informed decision. All our filings are up to date and can be readily viewed at http://www.edgar.com."

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS: The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. This news release contains forward-looking statements that reflect the Company's current views as to future events and financial performance with respect to its operations. Since these statements are based on results for a portion of the current fiscal quarter they are subject to risks and uncertainties that could cause actual results for the quarter to differ materially from those set forth in this news release. Factors that might cause such a difference include the possibility of lower revenues for the balance of the fiscal quarter, greater than anticipated operating costs, issuance of additional shares, the outcome of litigation, the decline of availability of mortgages at reasonable rates, and a downturn in general economic conditions. These forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.

To contact Investor Relations, email the Company at info@americassenior.com. The Company's web addresses are http://www.americassenior.com and http://www.jupiter-mortgage.com.

Contact:
     America's Senior Financial Services, Miami
     Nelson Locke, 305/751-3232, Fax 305/762-5548

Source: America's Senior Financial Services